SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             -----------------------


                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                       36-3145972
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(State of Incorporation or Organization)       (IRS Employer Identification no.)

    1585 Broadway, New York, New York                      10036
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(Address of Principal Executive Offices)                  (Zip Code)

If this Form relates to the             If this Form relates to the
registration of a class of securities   registration of a class of securities
pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
Exchange Act and is effective pursuant  Exchange Act and is effective pursuant
to General Instruction A.(c), please    to General Instruction A.(d), please
check the following box. |X|            check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-34392

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class                  Name of Each Exchange on Which
          to be so Registered                  Each Class is to be Registered
-----------------------------------------      ---------------------------------
Medium-Term Notes, Series C, 15% Reset          THE AMERICAN STOCK EXCHANGE
Performance Equity-linked Redemption
Quarterly-pay Securities due April 30,
2002 ("PERQS") Mandatorily
Exchangeable for shares of the Common
Stock of Qualcomm Incorporated

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)



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     Item 1.   Description of the Registrant's Securities to Be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, 15% Reset Performance Equity-linked Redemption Quarterly-pay SecuritiesSM due April 30, 2002" (the "Reset PERQSSM") Mandatorily Exchangeable for Shares of the Common Stock of Qualcomm Incorporated. A description of the Reset PERQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated January 24, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Reset PERQS contained in the pricing supplement dated April 12, 2001 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Reset PERQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1  Proposed form of Global Note evidencing the Reset PERQS.




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MORGAN STANLEY DEAN WITTER & CO.
                                       (Registrant)


Date: April 12, 2001                    By:   /s/ Martin C. Cohen
                                          --------------------------------------
                                          Name:  Martin C. Cohen
                                          Title: Assistant Secretary and Counsel





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                                INDEX TO EXHIBITS



Exhibit No.                                                       Page No.
4.1  Proposed form of Global Note evidencing the Reset PERQS        A-1








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